Exhibit No. 99
UNITED RETAIL GROUP, INC.
SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS
FOR EACH OF THE THREE FISCAL YEARS IN THE PERIOD ENDED FEBRUARY 3, 2007
(in thousands)

	Balance at	Additions	Adjustments	Balance at
	Beginning	Charged to	and / or	End of
	of Period	Income	Deductions	Period
Sales returns

February 3, 2007	$828	$3,835	$(3,848)	$815
January 28, 2006	$593	$3,305	$(3,070)	$828
January 29, 2005	$612	$2,468	$(2,487)	$593

Inventory valuation allowance

February 3, 2007	$1,490	$4,639	$(4,280)	$1,849
January 28, 2006	$828	$2,949	$(2,287)	$1,490
January 29, 2005	$982	$2,589	$(2,743)	$828

Report of Independent Registered Public Accounting Firm
on
Financial Statement Schedule
To the Board of Directors
of United Retail Group, Inc.:
Our audit of the consolidated financial statements referred to in our report dated April 27, 2005, (which report and consolidated financial statements appear in Item 8 of this Form 10-K), also included an audit of the financial statement schedule listed in Item 15(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.
PricewaterhouseCoopers LLP
Stamford, Connecticut
April 27, 2005